As filed with the Securities and Exchange Commission on January 3, 2012
Registration No. 333-172197

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XOMA Corporation
(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2910 Seventh Street
Berkeley, California 94710
(510) 204-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Margolin, Esq.
XOMA Corporation
2910 Seventh Street
Berkeley, California 94710
(510) 204-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Geoffrey E. Liebmann, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-172197 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933 (the “Securities Act”) by XOMA Corporation., a Delaware corporation (“XOMA Delaware”), as the successor to XOMA Ltd., a Bermuda exempted company (“XOMA Bermuda”).  Effective December 31, 2011, XOMA Ltd. changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to XOMA Corporation.  XOMA Delaware expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”).  For the purposes of this Amendment and the Registration Statement, references to the “Company,” “XOMA,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication, XOMA Bermuda and, as of any time after the Domestication, XOMA Delaware.  The information contained in this Amendment sets forth additional information to reflect the Domestication.  All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Domestication will not reflect the change in our name, jurisdiction of incorporation or capital structure.

This registration statement contains two prospectuses. One of these prospectuses, which we refer to as the base prospectus, covers the offering, issuance and sale from time to time, in one or more series or classes of the following securities:

•	our common stock;

•	our preferred stock;

•	our debt securities, which may be senior or subordinated; and

•	warrants for the purchase of our common stock, preferred stock and/or debt securities.

The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement.

A second prospectus, which we refer to as the MLV sales agreement prospectus, covers our common stock that we may offer, issue and sell under the At Market Issuance Sales Agreement entered into between us and MLV & Co. LLC (formerly McNicoll, Lewis & Vlak LLC) on February 4, 2011, as amended.    The MLV sales agreement prospectus will be identical to the base prospectus in all respects, except that the MLV sales agreement prospectus will contain a different cover page, plan of distribution section and legal matters section. The cover page, plan of distribution section and legal matters section to be contained in the MLV sales agreement prospectus are set forth following the base prospectus included herein.

Pursuant to the Registration Statement, we originally registered up to a total dollar amount of $100,000,000 of our common stock, preferred stock, debt securities and/or warrants.  We previously sold an aggregate of $11,290,531 of our common stock under the Registration Statement pursuant to the MLV sales agreement prospectus.  This Amendment relates to the remaining $88,709,469 in aggregate principal amount of our common stock, preferred stock, debt securities and/or warrants that we may offer and sell pursuant to the Registration Statement.

For additional information regarding to the Domestication, please see “SPECIAL NOTE REGARDING THE DOMESTICATION” in the base prospectus.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated January 3, 2012

$88,709,469

Common Stock
Preferred Stock
Debt Securities
Warrants

offered by
XOMA Corporation

From time to time, we may offer up to $88,709,469 of any combination of the securities described in this prospectus.

We will provide specific terms of these offerings and securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on The NASDAQ Global Market under the symbol “XOMA.” On December 30, 2011, the last reported sale price of our common stock was $1.15 per share. You are urged to obtain current market quotations for our common stock. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See the section entitled “RISK FACTORS“ contained in any supplements to this Prospectus and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto, as filed with the Securities and Exchange Commission, and which are incorporated herein by reference in their entirety.

This Prospectus may not be used to offer or sell any securities unless accompanied by a Prospectus Supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “PLAN OF DISTRIBUTION” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities and warrants in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we may provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under “WHERE YOU CAN FIND MORE INFORMATION” before buying securities in this offering. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT XOMA

XOMA Corporation, a Delaware corporation (“XOMA” or “we”), is a leader in the discovery, development and manufacture of therapeutic antibodies designed to treat autoimmune, cardio-metabolic, infectious, inflammatory and oncological diseases.  We discover, develop and manufacture therapeutic antibodies for our own proprietary pipeline as well as through license and collaborative agreements with pharmaceutical and biotechnology companies and under our contracts with the U.S. government.  Our proprietary product pipeline includes:

•
Gevokizumab (formerly referred to as XOMA 052), an antibody that inhibits interleukin-1 beta, which we plan to enter into Phase 3 clinical development in non-infectious uveitis affecting the intermediate and/or posterior segments of the eye.  We are developing gevokizumab in collaboration with Les Laboratoires Servier.

•
XOMA 3AB, a combination of three antibodies to prevent and treat botulism poisoning caused by exposure to botulinum neurotoxin Type A, which is in a Phase 1 clinical trial sponsored by the National Institute of Allergy and Infectious Diseases of the National Institutes of Health.

•	A preclinical pipeline with candidates in development for autoimmune, cardio-metabolic, infectious, inflammatory and oncological diseases.

We have a premier antibody discovery and development platform that incorporates a collection of antibody phage display libraries and proprietary Human Engineering™, affinity maturation, Bacterial Cell Expression (BCE) and manufacturing technologies.  BCE is a key biotechnology for the discovery and manufacturing of antibodies and other proteins.  To date, more than 60 pharmaceutical and biotechnology companies have signed BCE licenses, and a number of licensed product candidates are in clinical development.

We have a fully integrated product development platform, extending from pre-clinical science and clinical development to scale-up development and manufacturing.

Our principal executive offices are located at 2910 Seventh Street, Berkeley, California 94710, and we maintain a registered office located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  Our telephone number at our principal executive offices is (510) 204-7200.

SPECIAL NOTE REGARDING THE DOMESTICATION

We previously operated as an exempted company incorporated under the laws of Bermuda and known as XOMA Ltd. (“XOMA Bermuda”).  Effective December 31, 2011, we discontinued our existence as a Bermuda exempted company as provided under Sections 132G and 132H of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), continued our existence under the DGCL as a corporation incorporated in the State of Delaware and known as XOMA Corporation (“XOMA Delaware”).  We refer to our discontinuance under Bermuda law and our continuance under Delaware law as the “Domestication”.  When we refer to the “Company,” “XOMA,” “we,” “our,” “us” and similar terms, we mean, as of any time prior to the Domestication, XOMA Bermuda and, as of any time after the Domestication, XOMA Delaware.

The business, assets and liabilities of the Company and its subsidiaries on a consolidated basis, as well as its principal locations and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication.  In addition, the directors and executive officers of the Company immediately after the Domestication were the same individuals who were directors and executive officers, respectively, of XOMA Bermuda immediately prior to the Domestication.

The Company’s common stock continues to be listed for trading on The NASDAQ Global Market under the ticker symbol “XOMA.”

As a result of the Domestication, holders of common shares of XOMA Bermuda became holders of shares of common stock of XOMA Delaware.  In the Domestication, each of XOMA Bermuda’s outstanding common shares was automatically converted by operation of law, on a one-for-one basis, into a share of XOMA Delaware’s common stock.  Consequently, each holder of a XOMA Bermuda common share immediately prior to the Domestication held, immediately thereafter, a share of XOMA Delaware’s common stock representing the same proportional equity interest in XOMA Delaware as that shareholder held in XOMA Bermuda and representing the same class of shares.  The number of shares of XOMA Delaware’s common stock outstanding immediately after the Domestication was the same as the number of common shares of XOMA Bermuda outstanding immediately prior to the Domestication.

The rights of holders of the Company’s common stock are now governed by its Delaware certificate of incorporation, its Delaware by-laws and the Delaware General Corporation Law, each of which is described in the prospectus that is part of XOMA’s registration statement on Form S-4 (Registration No. 333-177165).  A copy of the Company’s certificate of incorporation and by-laws have been filed as exhibits to a Current Report on Form 8-K, filed on January 3, 2012.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include those discussed in the section entitled “RISK FACTORS” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety.

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in

“Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our annual reports on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “FORWARD-LOOKING INFORMATION,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

THE SECURITIES WE MAY OFFER

We may offer our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, with a total value of up to $88,709,469, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we may provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we may include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to the rights of any series of preferred stock issued from time to time, all actions submitted to a vote of stockholders shall be voted on by the holders of common stock, voting together as a single class (together with the Series A Preferred Stock (as described below), if any), except as provided by law.

Preferred Stock. We may issue shares of preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or convertible into or exchangeable for our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of such series in the resolutions creating that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any resolutions that set out the terms of the series of preferred stock we are offering before the issuance of such series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete resolutions that set out the terms of such series of preferred stock.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a to be named national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

FORWARD-LOOKING INFORMATION

Certain statements contained in this prospectus and the related documents incorporated by reference related to the anticipated size of clinical trials, the anticipated timing of initiation of clinical trials, the expected availability of clinical trial results, the sufficiency of our cash resources and the amounts of certain revenues and certain costs in comparison to prior years, or that otherwise relate to future periods, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Among other things, clinical trials may not reach their anticipated size if trials are not initiated or due to enrollment issues such as unavailability of patients, competing product candidates or unanticipated safety issues; the timing of initiation of or availability of results of clinical trials may be delayed or may never occur as a result of actions or inaction by regulators or our present or future collaboration partners, complications in the design, implementation or third-party approval of clinical trials, complications in the collection or interpretation of statistical data or unanticipated safety issues; the period for which our cash resources are sufficient could be shortened if expenditures are made earlier or in larger amounts than anticipated or are unanticipated, if anticipated revenue or cost sharing arrangements do not materialize, or if funds are not otherwise available on acceptable terms; and our revenues may be lower than anticipated, and our costs may be higher than expected, due to actions or inactions by our present or future collaboration partners, unanticipated safety issues or unavailability of additional licensing or collaboration opportunities. These and other risks, including those related to the generally unstable nature of current economic and financial market conditions; the results of discovery research and preclinical testing; the timing or results of pending and future clinical trials (including the design and progress of clinical trials; safety and efficacy of the products being tested; action, inaction or delay by the Food and Drug Administration, European or other regulators or their advisory bodies; and analysis or interpretation by, or submission to, these entities or others of scientific data); changes in the status of existing collaborative or licensing relationships; the ability of collaborators, licensees and other third parties to meet their obligations and their discretion in decision-making; our ability to meet the demands of the United States government agency with which we have entered our government contracts; competition; market demand for products; scale-up, manufacturing and marketing capabilities; availability of additional licensing or collaboration opportunities; international operations; share price volatility; our financing needs and opportunities; uncertainties regarding the status of biotechnology patents; and uncertainties as to the costs of protecting intellectual property, are described in more detail in “RISK FACTORS” in any supplement to this prospectus. We undertake no obligation to publicly update any forward-looking statements, regardless of any new information, future events or other occurrences. We advise you, however, to consult any additional disclosures we make in our reports to the SEC on Forms 10-K, 10-Q and 8-K.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and the amount of deficiency for periods in which the ratio indicates less than one-to-one coverage:

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges (1)	N/A(2)	N/A(2)	1.9	N/A(2)	N/A(2)	N/A(2)

(1)
For these purposes, earnings are defined as income before income taxes and fixed charges and fixed charges include interest expense and the portion of rental expense which is deemed to represent interest.

(2)
Earnings were insufficient to cover fixed charges by $21.0 million for the nine months ended September 30, 2011 and $68.7 million, $45.6 million, $12.3 million, and $51.8 million for the years ended December 31, 2010, 2008, 2007 and 2006, respectively.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including research and development projects, including the development of additional indications for gevokizumab, the development or acquisition of new products or technologies, equipment acquisitions, general working capital and operating expenses.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from our sale of securities. We may set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following statements with respect to our capital stock are subject to the detailed provisions of our certificate of incorporation and by-laws. These statements do not purport to be complete and, while we believe the descriptions of the material provisions of the certificate of incorporation and by-laws incorporated by reference are accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the certificate of incorporation and by-laws, to which reference is hereby made for a full description of such provisions.

Authorized Capital Stock

Our authorized capital stock consists of 92,666,666 shares of common stock, par value $.0075 per share, and 1,000,000 shares of preferred stock, par value $.05 per share.

Common Stock

General

As of December 30, 2011, we had 35,107,007 common shares outstanding.

Voting

Each holder of our common stock is generally entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our stockholders.  Except as otherwise required by law, holders of common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors.  There will be no cumulative voting rights with respect to the election of directors or any other matters.

Dividends and distributions

The holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds.  We have not paid cash dividends on the common stock.  We currently do not intend to pay dividends and intend to retain any of our earnings for use in our business and the financing of our capital requirements for the foreseeable future.  The payment of any future cash dividends on the common stock is necessarily dependent upon our earnings and financial needs, along with applicable legal and contractual restrictions.

Liquidation, dissolution or winding up

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock (if any).

Restrictions on transfer

Neither our certificate of incorporation nor our by-laws contain any restrictions on the transfer of our common stock.  However, in the case of any transfer of shares, there may be restrictions imposed by applicable securities laws or by the terms of restricted share award grants.

Redemption, conversion or preemptive rights

Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

Other Provisions

There are no redemption provisions or sinking fund provisions applicable to our common stock.

The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Transfer Agent and Registrar

The transfer agent and branch registrar for our common stock is Wells Fargo Shareowner Services.

Listing on The NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “XOMA.”

Preferred Stock

General

We have designated 210,000 of our preferred stock as Series A Preferred Stock (the “Series A Preferred Stock”) and currently have no Series A Preferred Stock outstanding.  Under our certificate of incorporation, our board of directors is authorized by resolution to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series.  Our board of directors can, without stockholder approval but subject to the terms of the certificate of incorporation and to any resolution of the stockholders approved by at least 75% of all issued shares entitled to vote in respect thereof, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock and which could have certain anti-takeover effects.  Before we may issue any series of preferred stock, our board of directors will be required to adopt resolutions creating and designating such series of preferred stock.

The following summary of terms of our preferred stock is not complete.  You should refer to the provisions of our certificate of incorporation and by-laws and the resolutions containing the terms of each class or series of the preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement.  The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Issuances of preferred stock are subject to the applicable rules of The NASDAQ Stock Market or other organizations on whose systems our preferred stock may then be quoted or listed.

Terms

The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock. The board of directors in approving the creation of a series of preferred stock has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law;

•
the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into common stock), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the board will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

•
the conditions and restrictions upon the creation of indebtedness of XOMA or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

The Series A Preferred Stock

There are no shares of Series A Preferred Stock issued and outstanding. Pursuant to the rights of the Series A Preferred Stock, subject to the rights of holders of any shares of any series of preferred stock ranking prior and superior, the holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year, commencing on the first dividend payment date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share equal to the greater of (a) U.S.$1.00 or (b) 66 2/3 times the aggregate per share amount of all cash dividends, plus 66 2/3 times the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in common stock, declared on the common stock since the immediately preceding dividend payment date, or, with respect to the first dividend payment date, since the first issuance of Series A Preferred Stock.

In addition to any other voting rights required by law, holders of Series A Preferred Stock have the right to vote on all matters submitted to a vote of our stockholders with each share of Series A Preferred Stock entitled to 66 2/3 votes. Except as otherwise provided by law, holders of Series A Preferred Stock and holders of common stock generally vote together as one class on all matters submitted to a vote of our stockholders.

Unless otherwise provided in the rights attaching to a subsequently designated series of our preferred stock, the shares of Series A Preferred Stock rank junior to any other series of preferred stock subsequently issued as to the payment of dividends and distribution of assets on liquidation, dissolution or winding-up and rank senior to the common stock. Upon any liquidation, dissolution or winding-up of us, no distributions shall be made to holders of shares ranking junior to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) U.S.$100.00 per share or (2) an aggregate amount per share equal to 66 2/3 times the aggregate amount to be distributed per share to holders of common stock or to the holders of shares ranking on parity with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity shares in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

If we enter into any consolidation, amalgamation, merger, combination or other transaction in which shares of common stock are exchanged for or changed into cash, other securities and/or any other property, then any shares of Series A Preferred Stock issued and outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to 66 2/3 times the aggregate amount of cash, securities and/or other property, as the case may be, into which or for which each share of common stock is changed or exchanged.

The Series A Preferred Stock is not redeemable.

Preferred Stock Purchase Rights

Our board of directors has adopted a shareholder rights agreement, or rights agreement. Pursuant to the rights agreement (after giving effect to our reverse stock split), we issued 15 preferred stock purchase rights, or rights, for each issued and outstanding share of common stock. Each right entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of Series A Preferred Stock at a cash exercise price of $30.00 per unit, subject to adjustment.

The rights are attached to all issued and outstanding shares of common stock. The rights will separate from the common stock and will be distributed to holders of common stock upon the earliest of (i) ten business days after the first public announcement that a person or group of affiliated or associated persons (a person or group of affiliated or associated persons being referred to as an Acquiring Person) has acquired beneficial ownership of 20% or more of the common stock then issued and outstanding (the date of said announcement being referred to as the Share Acquisition Date), (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group of persons becoming an Acquiring Person or (iii) the declaration by our board of directors that any person is an “Adverse Person” (the earliest of such dates being referred to as the Distribution Date). For purposes of the rights agreement, beneficial ownership of our common stock is generally determined pursuant the applicable rules and regulations under the Exchange Act and beneficial owners of new notes or existing notes will be considered beneficial owners of the shares of common stock into which their notes are convertible.

Our board of directors may generally declare a person to be an Adverse Person after a declaration that such person has become the beneficial owner of 10% or more of the issued and outstanding shares of common stock and a determination that (i) such beneficial ownership by such person is intended to cause or is reasonably likely to cause us to repurchase the common stock owned by such person or to cause us to enter into other transactions not in our best long-term interests or (ii) such beneficial ownership is reasonably likely to cause a material adverse impact on our business or prospects. The rights are not exercisable until the Distribution Date and will expire on December 31, 2012, unless previously redeemed or exchanged by us.

In the event that a person becomes an Acquiring Person or our board of directors determines that a person is an Adverse Person, each holder of a right will thereafter have the right (each right being referred to as a Subscription Right) to receive upon exercise that number of units of Series A Preferred Stock having a market value of two times the exercise price of the rights. In the event that, at any time following the Share Acquisition Date, (i) we consolidate with, or merge or amalgamate with and into, any person, and we are not the surviving corporation; (ii) any person consolidates or amalgamates with us, or merges or amalgamates with and into us and we are the continuing or surviving corporation of such transaction and, in connection with such transaction, all or part of the common stock are changed into or exchanged for other securities of any other person or cash or any other property, or (iii) 50% or more of our assets are sold or otherwise transferred, provision shall be made so that each holder of a right shall thereafter have the right (each right being referred to as a Merger Right) to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the rights. Rights that are beneficially owned by an Acquiring or Adverse Person may, under certain circumstances, become null and void.

At any time after a person becomes an Acquiring Person or our board of directors determines that a person is an Adverse Person, our board of directors may exchange all or any part of the then outstanding and exercisable rights for common stock or units of Series A Preferred Stock at an exchange ratio of one share of common stock or one unit of Series A Preferred Stock per right. Notwithstanding the foregoing, our board of directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the common stock then issued and outstanding.

The rights may be redeemed in whole, but not in part, at a price of U.S. $.015 per right by our board of directors at any time prior to the date on which a person is declared to be an Adverse Person, the tenth business day after the Share Acquisition Date, the occurrence of an event giving rise to the Merger Right or the expiration date of the rights agreement.

Prior to the earlier of the Distribution Date and the Share Acquisition Date, our board may amend the rights agreement as we deem necessary or desirable without the approval of any holders of rights or common stock. From and after the earlier of the Distribution Date and the Share Acquisition Date, the rights agreement may be amended without the approval of any holders of rights only to (i) cure an ambiguity, (ii) correct defective or inconsistent provisions, (iii) shorten or lengthen any time period in the rights agreement if directors in office prior to the acquisition of shares continue to represent a majority of the board, or (iv) change provisions as we deem necessary, but that will not adversely affect the interests of holders of the rights. Under no circumstances, however, can the rights agreement be amended to lengthen a time period relating to when the rights may be redeemed if the rights are not then redeemable.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of September 30, 2011, we had $26.6 million aggregate principal amount of debt outstanding.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether or not the debt securities will be convertible into or exchangeable for other of our securities, and identifying the securities into which the debt will be convertible or exchangeable and the terms of conversion;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our shares and the shares of our subsidiaries;

•	redeem shares;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell shares of our subsidiaries; or

•	effect an amalgamation, consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Amalgamation, Consolidation, Merger or Sale

The indentures will not contain any covenant that restricts our ability to amalgamate, consolidate or merge, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we amalgamate, consolidate or merge or to whom we sell all of our property must make provisions for the conversion or exchange of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the amalgamation, consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Amalgamation, Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “LEGAL OWNERSHIP OF SECURITIES” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, convert or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of, convert or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

Terms

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or with a specified principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any amalgamation, consolidation, merger, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities or rights to purchase securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

In June of 2009, we issued warrants to purchase common shares to certain institutional investors as part of a registered direct offering. The warrants represent the right to acquire an aggregate of up to 347,826 common shares over a five-year period beginning December 11, 2009 at an exercise price of $19.50 per share. As of December 30, 2011, all of these warrants were outstanding.

In February of 2010, we completed an underwritten offering of 2.8 million units, with each unit consisting of one common share and a warrant to purchase 0.45 of a common share. The warrants, which represent the right to acquire an aggregate of up to 1.26 million common shares, are exercisable beginning six months and one day after issuance and have a five-year term and an exercise price of $10.50 per share. As of December 30, 2011, all of these warrants were outstanding.

 LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in any applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

Any prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any supplemental prospectus.

We may offer rights to our existing stockholders to purchase additional shares of common stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any of our common stock not subscribed for in the rights offering by existing stockholders, which will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain matters with respect to the validity of the securities being offered hereby will be passed upon by Cahill Gordon & Reindel LLP, located in New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. The public may read and copy any materials filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet site maintained by the SEC at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is listed on The NASDAQ Global Market, and these reports, proxy statements, and other information are also available for inspection at the offices of The NASDAQ Stock Market.

This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our annual report on Form 10-K for the year ended December 31, 2010 and the amendment to annual report on Form 10-K/A for the year ended December 31, 2010 filed on May 26, 2011 (file no. 0-14710);

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 (file no. 0-14710);

•
our current reports on Form 8-K filed on January 4, 2011, January 7, 2011, January 11, 2011, February 25, 2011, March 1, 2011, March 23, 2011, June 1, 2011, June 16, 2011, September 1, 2011, November 2, 2011 and January 3, 2012; and

•
the description of our capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December 19, 2011 and is part of our registration statement on Form S-4/A filed on December 13, 2011 (registration no. 333-177165), including any amendment or report for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

XOMA Corporation
2910 Seventh Street
Berkeley, California 94710
(510) 204-7200

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated January 3, 2012

$88,709,469

XOMA Corporation

Common Stock

This prospectus relates to the issuance and sale of our common stock from time to time through our sales agent, MLV & Co. LLC (formerly, McNicoll, Lewis & Vlak LLC).  These sales, if any, will be made pursuant to the terms of an At Market Issuance Sales Agreement entered into between us and our sales agent, the form of which was filed with the Securities and Exchange Commission with the registration statement of which this prospectus forms a part.  Our sales agreement with MLV & Co. LLC is limited to the sale of up to a number of shares of common stock not to exceed the amount that can be sold under the registration statement of which this prospectus forms a part, which amount, as of the date of this prospectus, is approximately $88.7 million.

Our common stock is quoted on The NASDAQ Global Market under the symbol “XOMA.”  On December 30, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $1.15 per share.  Sales of shares of our common stock under this prospectus, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on The NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions, subject to our approval.  The sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us.  There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

Unless we and our sales agent otherwise agree, the commission to the sales agent for sales of common stock sold pursuant to the sales agreement will be 3% of the gross proceeds of the sales price per share.  If different than 3%, the amount of any compensation to be received by the sales agent will be disclosed in a separate prospectus supplement for such shares.  The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares.

In connection with the sale of common stock on our behalf, the sales agent is an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts.  We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act of 1933.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in the section entitled “RISK FACTORS” in this prospectus and the additional risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto, as filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the prospectus is             , 2012.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with MLV & Co. LLC (formerly, McNicoll, Lewis & Vlak LLC), under which we may sell common stock from time to time through MLV & Co. LLC, as our agent for the offer and sale of our common stock, in an aggregate amount not to exceed the amount that can be sold under the registration statement of which this prospectus forms a part, which amount, as of the date of this prospectus, is approximately $88.7 million.  MLV & Co. LLC may sell our common stock by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker.  MLV & Co. LLC may also sell our common stock in privately negotiated transactions, subject to our prior approval.

Each time that we wish to issue and sell common stock under the sales agreement, we will provide MLV & Co. LLC with a placement notice describing the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares of common stock that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the sales agreement, MLV & Co. LLC has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms.  Unless otherwise specified, the settlement between us and MLV & Co. LLC of our common stock will occur on the third trading day following the date on which the sale was made.  The obligation of MLV & Co. LLC under the sales agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay MLV & Co. LLC a commission equal to 3% of the gross proceeds of the sales price of all common stock sold through it as sales agent under the sales agreement.  Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We estimate that the total expenses for the offering, excluding compensation payable to MLV & Co. LLC under the terms of the sales agreement, will be approximately $265,000.

In connection with the sale of our common stock contemplated in this prospectus, MLV & Co. LLC is an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to MLV & Co. LLC may be deemed to be underwriting commissions or discounts.  We have agreed to indemnify MLV & Co. LLC against certain civil liabilities, including liabilities under the Securities Act of 1933.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV & Co. LLC may agree upon.

The offering of our common stock pursuant to the sales agreement will terminate on the earliest of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement by us or MLV & Co. LLC.  We and MLV & Co. LLC may each terminate the sales agreement at any time upon 60 days prior notice.  MLV & Co. LLC may terminate the sales agreement at any time in certain circumstances, including the occurrence of a material adverse change that, in the sales agent’s reasonable judgment, may impair its ability to sell our common stock or a suspension or limitation of trading of our common stock on The NASDAQ Global Market.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.  A copy of the sales agreement was filed with the SEC with the registration statement of which this prospectus forms a part.

MLV & Co. LLC has no relationship with us other than its current role as a sales agent for our current and previous at-the-market offerings of our common stock.

LEGAL MATTERS

Certain matters with respect to the validity of the securities being offered hereby will be passed upon by Cahill Gordon & Reindel LLP, located in New York, New York.  MLV & Co. LLC is being represented in connection with this offering by Reed Smith LLP, New York, New York.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$11,610
Accounting fees and expenses	205,000
Legal fees and expenses	185,000
Printing and miscellaneous expenses	48,390
Total	$450,000

Item 15.    Indemnification of Officers and Directors

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  However, in the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The new XOMA Delaware certificate of incorporation provides that no director of XOMA Delaware shall be liable to XOMA Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director (including with regard to any actions taken or omitted as a director of XOMA Bermuda, whether taken or omitted prior to the Effective Time, in connection with the discontinuance of XOMA Bermuda in Bermuda or the continuance of XOMA Bermuda in State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.  This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will be subject to liability for breach of the director’s duty of loyalty to XOMA Delaware, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The new XOMA Delaware by-laws also provide that XOMA Delaware shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL.  For purposes of the indemnification described in this paragraph, references to XOMA Delaware include XOMA Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as XOMA Delaware.  XOMA Delaware will remain obligated on any indemnification obligations of XOMA Bermuda arising prior to the Domestication.

Item 16.    Exhibits and Financial Statement Schedules

See the Index to Exhibits immediately following the signature pages hereto.

Item 17.    Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)           That, for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)           The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berkeley, State of California, on January 3, 2012.

XOMA CORPORATION
By: /s/ John Varian
Name: John Varian
Title: Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Varian Steven B. Engle	Interim Chief Executive Officer (Principal Executive Officer) and Director	January 3, 2012
* Patrick J. Scannon M.D., Ph.D.	Executive Vice President and Chief Scientific Officer and Director	January 3, 2012
/s/ Fred Kurland Fred Kurland	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 3, 2012
* W. Denman Van Ness	Lead Independent Director	January 3, 2012
* William K. Bowes, Jr.	Director	January 3, 2012
* Peter Barton Hutt	Director	January 3, 2012
* Timothy P. Walbert	Director	January 3, 2012
* Jack L. Wyszomierski	Director	January 3, 2012
*By: /s/ Christopher J. Margolin Christopher J. Margolin Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of underwriting agreement (1)

1.2	At Market Issuance Sales Agreement dated February 4, 2011 between XOMA Ltd. and McNicoll, Lewis & Vlak LLC*

1.2A	Amendment to At Market Issuance Sales Agreement dated December 31, 2011 between XOMA Corporation and MLV & Co. LLC

3.1	Certificate of Incorporation of XOMA Corporation (Exhibit 3.1) (2)

3.2	By-Laws of XOMA Corporation (Exhibit 3.2) (2)
4.1	Form of Stock Certificate (Exhibit 4.1) (2)

4.2	Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA Ltd. and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1) (3)

4.2A	Amendment to Shareholder Rights Agreement dated December 21, 2010 between XOMA Ltd. and Wells Fargo Bank, N.A. as Rights Agent (Exhibit 4.1A) (4)

4.2B	Amendment No. 2 to Shareholder Rights Agreement dated December 31, 2011 between XOMA Corporation and Wells Fargo Bank, N.A. as Rights Agent (Exhibit 4.2) (2)

4.3	Form of Warrant (February 2010 Warrants) (Exhibit 10.2) (5)

4.4	Form of Amended and Restated Warrant (June 2009 Warrants) (Exhibit 10.6) (5)

4.5	Form of Senior Debt Indenture between XOMA Ltd. and one or more trustees to be named*

4.5A	Form of Senior Note (1)

4.6	Form of Subordinated Debt Indenture between XOMA Ltd. and one or more trustees to be named*

4.6A	Form of Subordinated Note (1)

4.7	Form of Common Stock Warrant Agreement and Warrant Certificate (1)

4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate (1)

4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate (1)

5.1	Legal Opinion of Conyers Dill & Pearman Limited*

5.2	Legal Opinion of Cahill Gordon & Reindel LLP*

5.3	Legal Opinion of Cahill Gordon & Reindel LLP

12.1	Statements Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)*

23.3	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.2)*

23.4	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.3)

24.1	Power of Attorney*

25.1	Form T-1 Statement of Eligibility of Trustee (1)
________________
*	Previously filed.

(1)	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

(2)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed January 3, 2012.

(3)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed March 14, 2003.

(4)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed March 10, 2011.

(5)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed February 2, 2010.